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                                  EXHIBIT 10.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We  consent  to  the  inclusion  in  Post-Effective  Amendment  No.  19  to  the
Registration Statement of the AUL American Unit Trust (the "Trust") on Form N-4 (File No. 33-31375) in the Statement of Additional Information of our report dated March 17, 2000, on our audits of the combined financial statements of American United Life Insurance Company, and to the incorporation by reference of our report dated February 7, 2000, on our audits of the financial statements of the Trust. We also consent to the references to our Firm under the captions "Condensed Financial Information" and "Independent Accountants" in the Statement of Additional Information.


                                        /s/  PricewaterhouseCoopers L.L.P.


Indianapolis, Indiana
April 26, 2000